                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN P. JONES III or PAUL E. HUCK or W. DOUGLAS BROWN, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign one or more Registration Statements, and any amendments thereto, which may be required in connection with (i) the registration of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, and Warrants, including the registration of Common Stock for issuance under any employee benefit or compensation plan, (ii) the registration of interests under any employee benefit or compensation plan maintained by the Company or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.







               SIGNATURE                                 TITLE                     DATE
               ---------                                 -----                     ----
        /s/ John P. Jones III              Director, Chairman of the Board        18 March 2004
-------------------------------------      (Principal Executive Officer)
           John P. Jones III



         /s/ Mario L. Baeza                            Director                   18 March 2004
-------------------------------------
            Mario L. Baeza



       /s/ Michael J. Donahue                          Director                   18 March 2004
-------------------------------------
          Michael J. Donahue

               SIGNATURE                                 TITLE                     DATE
               ---------                                 -----                     ----



       /s/ Ursula F. Fairbairn                         Director                   18 March 2004
-------------------------------------
          Ursula F. Fairbairn



         /s/ W. Douglas Ford                           Director                   18 March 2004
-------------------------------------
            W. Douglas Ford



      /s/ Edward E. Hagenlocker                        Director                   18 March 2004
-------------------------------------
         Edward E. Hagenlocker



        /s/ James F. Hardymon                          Director                   18 March 2004
-------------------------------------
           James F. Hardymon



         /s/ Terrence Murray                           Director                   18 March 2004
-------------------------------------
            Terrence Murray


         /s/ Paula G. Rosput                           Director                   18 March 2004
-------------------------------------
            Paula G. Rosput



       /s/ Lawrason D. Thomas                          Director                   18 March 2004
-------------------------------------
          Lawrason D. Thomas

                                       10